Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Attovia Therapeutics, Inc. of our report dated June 5, 2026, except for the effects of the reverse stock split discussed in Note 16 to the financial statements, as to which the date is July 29, 2026, relating to the financial statements, which appears in Attovia Therapeutics, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-297452).

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 5, 2026